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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2004 (except as to Note 15, as to which the date is September 20, 2004), with respect to the financial statements and schedule included in the Registration Statement on Form S-1/A-4, and the related Prospectus of Ness Technologies, Inc.

Tel-Aviv, Israel September 23, 2004	/s/ KOST FORER GABBAY & KASIERER A member of Ernst & Young Global

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM